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                                                                    EXHIBIT 23.2

             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

    We consent to the use in this Amendment No. 3 to Registration Statement No. 333-38518 of WJ Communications, Inc. of our report dated January 31, 2000, appearing in the prospectus, which is part of this Registration Statement, and of our report dated January 31, 2000 related to the consolidated financial statement schedule appearing elsewhere in this Registration Statement.

    We also consent to the references to us under the headings "Changes in Independent Auditors" and "Experts" in such prospectus.

DELOITTE & TOUCHE LLP

July 28, 2000
San Jose, California